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                                                                   EXHIBIT 10.13

Fleet Bank


August 24, 1995


Mr. Sebastian J. Sicari
Chief Financial Officer
Aseco Corporation
500 Donald Lynch Boulevard
Marlboro, MA 01752

Dear Sebastian:

Reference is hereby made to the Letter Agreement (the "Agreement") executed by and between Aseco Corporation and Fleet Bank of Massachusetts, N.A. as of November 27, 1992 and amended as of July 30, 1993 and August 2, 1994. We are pleased to inform you that we have approved an extension of the Expiration Date from September 1, 1995 to September 1, 1996. Nothing herein shall be deemed to constitute a waiver, release or amendment of any other terms of the agreement.

The Borrower represents and warrants that the execution of this amendment has been duly authorized by the Borrower by all necessary corporate and other action and that the execution will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could cause a default on the part of the Borrower under its charter documents or by-laws or under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document, or result in the imposition of any lien or encumbrance on any property or asset of the Borrower.

The Borrower further represents that this agreement and the attached Promissory Note each represent legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. In addition, the statements, representations and warranties made in the Agreement continue to be correct as of the date hereof and the Borrower is in compliance with all terms of the Agreement. Except as expressly affected hereby, the Agreement remains in full force and effect as heretofore.

Sebastian, we are pleased to extend the Agreement and look forward to continuing our relationship with Aseco Corporation. Please sign below and execute the attached note to evidence your acceptance of this amendment.

Sincerely,


Tom W. Davies
Vice President, High Technology Group


Agreed and Accepted:    Sebastian J. Sicari             8/28/95
                        ----------------------
                        Vice President and CFO


Fleet Bank of Massachusetts, N.A., A Member of Fleet Financial Group
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                        Time Note - Interest to Follow

$ 5,000,000                  Boston, Massachusetts,  August 24, 1995
  ---------                                          ----------   --

                             On September 1, 1996  after date.
                             ---------------------



for value received, the undersigned, which term wherever used herein shall mean all and each of the signers of this note jointly and severally, promises to pay to FLEET BANK OF MASSACHUSETTS, NATIONAL ASSOCIATION, or order at said bank, Five Million and 00/100 ($5,000,000)--------------------------- Dollars with
- ----------------------------------------------------------------
interest from the date hereof on the unpaid balance from time to time outstanding a fluctuating rate per annum which shall at all times be equal to

Check appropriate box and complete item

[_]  at the rate of _____per centum per annum,

[X]  at the Large Business Prime Rate for commercial loans from time to time in
     effect at said bank plus   0    per centum per annum,
                               ---

[_] at the Small Business Base Rate for commercial loans from time to time in effect at said bank plus ________ per centum per annum,


Such interest to be payable Monthly in arrears.
                            -------

     At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default: (1) default of any liability, obligation or undertaking of the undersigned, hereunder or otherwise, including failure to pay in full and when due any sum due hereunder, or of any indorser or guarantor of any liability, obligation or undertaking, hereunder or otherwise, to the holder;
(2) if any statement, representation or warranty made in or in connection with the application for the loan evidenced by this note, or in any supporting financial statement of the undersigned or any indorser or guarantor hereof shall be found to have been false in any material respect; (3) if the undersigned or any indorser or guarantor hereof is a corporation, trust or partnership, the liquidation, termination or dissolution of any such organization or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (4) the death of the undersigned or of any indorser or guarantor herof and, if any of the undersigned or any indorser or guarantor hereof is a partnership, the death of any partner; (5) the institution by or against the undersigned or any indorser or guarantor hereof of any proceedings under the Bankruptcy Code or any other law in which the undersigned or any indorser or guarantor hereof is alleged to be insolvent or unable to pay their respective debts as they mature or the making by the undersigned or any indorser or guarantor hereof of an assignment for the benefit of creditors; (6) the service upon the holder hereof of a writ in which the holder is named as trustee of the undersigned or of any indorser or guarantor hereof; or (7) if the holder hereof should at any time deem itself insecure.

     The undersigned agrees to pay upon default costs of collection including reasonable fees for attorneys.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be
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deemed a bar to or waiver of the same or any other right on any future occasion.
Every one of the undersigned and every indorser or guarantor of this note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extension or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the holder collateral for this note, and to the additions or release of any other parties or persons primarily or secondarily liable.

     The proceeds of the loan represented by this note may be paid to any one or more of the undersigned.

     All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this note shall be deemed to be under seal.

This note shall be governed by the letter agreement between Aseco Corporation and Fleet Bank of Massachusetts dated 11/27/92 and amended on 7/30/93, 8/2/94 and 8/24/95.

           Aseco Corporation
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Borrower(s) - Print name or names

(by)        Sebastian J. Sicari
    -----------------------------
     Signature

(by)
    -----------------------------
     Signature